UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 26, 2010, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the first quarter 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, impairment of marketable securities, the refund of certain R&D tax credits and non-comparative charges in 2008 and 2009 resulting from the settlement of a commercial dispute with a customer, management separations, cancellations and impairments on equipment and inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.   The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: April 27, 2010

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated April 26, 2010

ANADIGICS ANNOUNCES FIRST QUARTER 2010 RESULTS

Quarterly Net Sales of $43.5 Million; up 4.1% Sequentially
GAAP Net Loss of ($0.08) per Share; Non-GAAP Net Loss of ($0.04) per Share
Company targets a Non-GAAP profit in Second Quarter 2010

WARREN, N.J., April 26, 2010—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2010 net sales of $43.5 million, an increase of 4.1% sequentially and 42.7% from the first quarter of 2009.  As of April 3, 2010, cash, cash equivalents and short and long-term marketable securities totaled $90.4 million.

GAAP net loss for the first quarter of 2010 was $5.2 million, or ($0.08) per share. Non-GAAP net loss for the first quarter of 2010 was $2.7 million, or ($0.04) per share.

“Our first quarter  sequential  revenue increase was a notable accomplishment as we countered the industry’s seasonal softness and achieved our fourth consecutive quarter of revenue growth,” commented Mario Rivas, President and Chief Executive Officer.  “Our new product releases and design win activity remains strong as we are gaining increased market share in wireless and across our customer base.”

“Over the last year, we increased our revenue by approximately $13.0 million, or over 40%, and reduced our non-GAAP loss by $10.1 million, nearly double the percentage rate of the improvement in revenue,” commented Tom Shields, Executive Vice President and Chief Financial Officer.  “We anticipate crossing another key milestone for the Company by generating a non-GAAP profit in the second quarter of 2010 by capitalizing on the operating leverage created from our product mix and manufacturing operations.”

Outlook for the Second Quarter 2010

Net sales for the second quarter of 2010 are expected to increase approximately 12% sequentially to $48.7 million from the first quarter revenue of $43.5 million.   Net loss on a GAAP basis for the second quarter is expected to be approximately ($0.04) per share.  Non-GAAP income for the second quarter is expected to be approximately $0.1 million, or $0.001 per share, excluding non-cash stock compensation expense.  The per share numbers are based on an estimated diluted weighted average outstanding common share count of 64.5 million.

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, auction rate securities and non-comparative charges in the first quarter of 2009 resulting from inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 68213587 (available until May 3, 2010).

Recent Highlight

March 10 - ANADIGICS Introduces Industry’s Most Efficient Power Amplifiers for Emerging 4G LTE and 3G HSPA+ Mobile Market

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended
	April 3, 2010	April 4, 2009

Net sales	$43,531	$30,495
Cost of sales	30,047	29,245
Gross profit	13,484	1,250
Research and development expenses	11,781	11,625
Selling and administrative expenses	6,992	7,432
Restructuring charge	-	2,598
Operating loss	(5,289)	(20,405)
Interest income	93	559
Interest expense	(52)	(591)
Other (expense) income	60	(1,545)
Net loss	$(5,188)	$(21,982)

Net loss per share
Basic and diluted	$(0.08)	$(0.36)

Basic and dilutive shares outstanding	64,203	61,742

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(5,188)	$(21,982)
Stock compensation expense
Cost of sales	573	725
Research and development	851	1,431
Selling and administrative	1,133	1,445
Cost of sales adjustment (1)	-	1,410
Auction rate securities (recovery) impairment	(38)	1,565
Restructuring charge	-	2,598
Non-GAAP net loss	$(2,669)	$(12,808)

Non-GAAP loss per share *
Basic and diulted	$(0.04)	$(0.21)

(*) Calculated using related GAAP shares outstanding

(1) Three months ended April 4, 2009 includes $1,410 inventory reserves charge for products with reduced demand.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	April 3, 2010	December 31, 2009
Assets	Unaudited

Current assets:
Cash and cash equivalents	$80,682	$83,172
Accounts receivable	23,096	20,013
Inventory	18,176	18,250
Prepaid expenses and other current assets	3,648	2,503
Total current assets	125,602	123,938

Marketable securities	9,694	9,354
Plant and equipment, net	76,899	80,884
Other assets	287	276
	$212,482	$214,452

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$11,527	$11,287
Accrued liabilities	10,641	10,208
Accrued restructuring costs	3	55
Total current liabilities	22,171	21,550

Other long-term liabilities	3,329	3,844

Stockholders’ equity	186,982	189,058
	$212,482	$214,452

* The condensed balance sheet at December 31, 2009 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.